Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Kairos Pharma, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Kairos Pharma, Ltd. 2023 Equity Incentive Plan – Common Stock, $0.001 par value per share	457(h)	1,650,000 shares	(1)(2)	$1.69	(3)	$2,788,500	(3)	0.0001476	$411.59
Total Offering Amounts							$2,788,500			$411.59
Total Fee Offsets							-		-	-
Net Fee Due										$411.59

(1)	Represents the maximum number of shares of common stock, par value $0.001 per share (“Common Stock”), of Kairos Pharma, Ltd. (the “Registrant”) issuable pursuant to the Kairos Pharma, Ltd. 2023 Equity Incentive Plan (the “Plan”) being registered herein.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”) this Registration Statement also covers such additional shares of Common Stock, as may issue to prevent dilution from stock splits, stock dividends and similar transactions.

(3)	Estimated solely for the purposes of determining the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based upon the average high and low price of the Common Stock as reported on the Nasdaq Capital Market on September 26, 2024.